Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Exhibit 10.2

Rocket Lab Limited

Individual Employment Agreement

Offer of employment to Sir Peter Beck

for the position of

Chief Executive Officer (“CEO”)

We are pleased to offer you the following terms of employment. Once signed and returned, this document will become the employment agreement between you (the “Executive”) and Rocket Lab Limited (the “Employer”) and will remain in force for the period specified in Schedule One. This document supersedes any other agreement, arrangement, negotiation and understanding, whether in writing or not, relating to the matters herein and any variations to this agreement (the “Agreement”) will need to be mutually agreed upon by the Employer and the Executive and made in writing. Notwithstanding the foregoing, all documents and agreements referenced herein in this Agreement are incorporated herein by this reference as if fully set forth and in full force and effect, including, but not limited to, the Rocket Lab USA Executive Severance Plan, as amended from time to time (the “Executive Severance Plan”), all applicable equity agreements and bonus plans, and any other applicable employee benefit plans.

Unless the context requires otherwise, the terms “we”, “us”, “our” and “the Company” refer to the Employer, and the terms “you” and “your” refer to the Executive.

Position and Duties

a)
Your duties will be as outlined in Schedule One.
b)
You will undertake the duties as requested by the Board of Directors of Rocket Lab USA, Inc. (the “Board”), and you will comply with all lawful and reasonable instructions from the Board. At all times you must perform your duties with all reasonable skill, care and diligence. You will at all times act loyally and in our best interests. At all times you must not do anything that could harm us, our affiliates, our business or our interests.
c)
You are required to follow any written rules, policies and procedures set by us which we may establish, amend and/or revoke from time to time.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

d)
The position is based at the Employer’s premises in Auckland, New Zealand. You may be required to temporarily or permanently carry out work at other locations from time to time.
e)
You will report to the Board.

Hours of Work

You will be required to work the usual hours of work from 8.00 am to 5.00pm, Monday to Friday inclusive. In order to perform your duties effectively, you may be required to work additional hours as necessary and as required by us. You agree that your salary fully compensates for all work undertaken and that no overtime is payable. Your hours of work may be altered, following consultation between you and us.

Board Membership

You will continue to serve on the Board as its Chair. The Chair leads the Board, focusing on governance, strategic oversight, and ensuring that the Company operates in the best interest of its shareholders.

Remuneration

a)
You will be remunerated by way of a base salary of USD $800,000 per year, retroactively effective as of October 1, 2024, payable in accordance with our standard payroll practices for senior executives and subject to applicable deductions and withholdings. Base salary will be subject to periodic review by the Board or the Compensation Committee of the Board (the “Compensation Committee”) and may be increased. The salary in effect at any given time is referred to herein as the “Base Salary.” The remuneration in this Agreement takes into account and fully compensates you for the nature and requirements of your employment, including all additional hours worked and your availability to work all such additional hours.
b)
Your remuneration will be reviewed from time to time as advised to you, typically on an annual basis and may be increased. Any review of your remuneration shall take into account our view of your performance, having regard for key tasks and objectives in your role, and the prevailing market conditions affecting our business. We will not be obliged to increase your remuneration as a result of any such review.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

c)
The Company will reimburse you for reasonable expenses incurred by you in the performance of your duties as CEO under this Agreement.

Annual Bonus

You will be eligible to receive an annual bonus, payable in cash, fully-vested RSUs or a combination thereof, as determined by the Board or the Compensation Committee in its sole discretion. Your target annual bonus shall initially be 100% of Base Salary (the “Target Annual Bonus”). Except as otherwise specified in this Agreement or the Executive Severance Plan with respect to severance benefits, to earn a bonus, you must be employed by us through the date such bonus is paid. Annual bonuses shall be paid at the same time annual bonuses are paid to our other senior executives generally.

FY24 Equity

a)
For FY24, you will be eligible to receive an equity award of 631,498 restricted stock units (“RSUs” and such grant, the “FY24 Grant”), subject to approval by the Board or the Compensation Committee. Each RSU entitles you to one share of Rocket Lab USA, Inc.’s common stock if and when the RSU vests. The FY24 Grant will be subject to the terms and conditions applicable to RSUs granted under Rocket Lab USA, Inc.’s 2021 Stock Option and Incentive Plan (as amended from time to time, the “Plan”), as described in the Plan and the applicable RSU award agreement, which you will be required to sign or electronically accept as a condition to receiving the FY24 Grant. Your FY24 Grant will vest as follows: 5/16th of the FY24 Grant will vest on March 1, 2025 and 1/16th of the FY24 Grant will vest on each May 22, August 22, November 22 and March 1 (each, a “Quarterly Date”) thereafter, subject to your continued service with us through each applicable vesting date.

b)
For FY24, you will also be eligible to receive an equity award of 157,875 RSUs (such grant, the “FY24 Special Grant”), subject to approval by the Board or the Compensation Committee. Each RSU entitles you to one share of Rocket Lab USA, Inc.’s common stock if and when the RSU vests. The FY24 Special Grant will be subject to the terms and conditions applicable to RSUs granted under the Plan, as described in the Plan and the applicable RSU award agreement, which you will be required to sign or electronically accept as a condition to receiving the FY24 Special Grant. Your FY24 Special Grant will vest in full on March 1, 2025, subject to your continued service with us through such date.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Annual Equity Starting in FY25:

a)
For FY25, you will be eligible to receive an equity award of RSUs, subject to approval by the Board or the Compensation Committee, with an aggregate value equal to USD $8,000,000 on the date of grant. The number of RSUs subject to the award will be determined by (i) dividing USD $8,000,000 by (ii) the average closing market price on the NASDAQ of one share of Rocket Lab USA, Inc.’s common stock over the trailing 30-trading day period ending on the last day immediately prior to the grant date, in accordance with the Rocket Lab USA, Inc. Amended and Restated Equity Award Grant Policy, as amended from time to time. Each RSU entitles you to one share of Rocket Lab USA, Inc.’s common stock if and when the RSU vests. The RSUs will be subject to the terms and conditions applicable to RSUs granted under the Plan, as described in the Plan and the applicable RSU award agreement, which you will be required to sign or electronically accept as a condition to receiving the RSU grant. Your RSU grant will vest in equal quarterly installments over a period of 4 years on each of our standard quarterly vesting dates, beginning on the first quarterly vesting date following the grant date, subject to your continued service with us through each applicable vesting date.
b)
The value and terms of future annual grants of equity awards after FY25 shall be subject to annual review by the Board or Compensation Committee, and shall be consistent with annual grants of equity awards to chief executive officers of other peer companies.

Deductions

You consent and agree that deductions may be made by us from your Base Salary and/or holiday pay, in one or more of the following circumstances:

(i)
for any absence, including for the time lost by sickness, accident and/or your default;

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

(ii)
to recover any amount of overpayment made to you, including any overpayment of leave or holiday pay under the Holidays Act 2003;
(iii)
for payment of goods or services provided to you;
(iv)
by agreement between you and us;
(v)
as otherwise provided by this Agreement;
(vi)
for the costs of replacing any unreturned property to us,
(vii)
for the amount of any holiday and sick leave paid in advance of entitlement or without any entitlement; and
(viii)
for any other debt or money owed by you to us;
(ix)
for the cost of onsite lunches purchased by you; and
(x)
for Social Lab fees should you elect to join our social club.

If the money payable to you is not enough to cover any amount(s) to be deducted, you agree to immediately pay the difference to us.

Holidays
a)
We will observe public holidays and provide annual leave in accordance with the Holidays Act 2003 and its amendments.

Public Holidays

b)
You may be required to work on any public holiday. If you have been instructed to work on a public holiday, you will be paid time and a half of your relevant daily pay or average daily pay for any hours worked on the day. Where the public holiday falls on a day that would otherwise have been a normal working day for you, you will also be entitled to an alternative holiday (paid day in lieu) to be taken in accordance with the Holidays Act 2003 and its amendments.

Additional Paid Time Off

c)
You will be eligible for additional paid time off consistent with our standard policy for senior executives in New Zealand.

Annual Leave

d)
You are entitled to four weeks’ paid annual holidays per annum in accordance with the Holidays Act 2003 and its amendments.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

e)
You need to apply in writing before taking any annual holidays. Your application needs to be approved by your manager before you may take annual holidays. Annual holidays are to be taken in accordance with the Holidays Act 2003. We may require you to take annual holidays in accordance with the Holidays Act 2003 and its amendments.
f)
You will be paid for an annual holiday taken in the pay that relates to the normal pay period during which the holiday is taken.
g)
We may require closedown period(s) during all or parts of December/January each year. Unless we instruct you to work, we may require you to take leave during this period in accordance with the Holidays Act 2003. You will be advised of the actual dates of any closedown period each year once this has been confirmed by us.

Sick Leave

a)
We will provide paid sick leave in accordance with the Holidays Act 2003 and its amendments. After every 12 months of continuous employment, you will be entitled to ten paid days of sick leave. You may take sick leave if you, your spouse or partner, or a person who depends on you for care, is sick or injured. You may carry over any unused sick leave entitlement, up to a maximum entitlement of 20 days.
b)
Any sick leave taken which is above the statutory entitlement will be unpaid, unless we agree that you may take some sick leave in advance in accordance with the Holidays Act 2003.
c)
If the sickness or injury that gave rise to the leave is for a period of 3 or more calendar days, you are required to provide us with a medical certificate signed by a registered medical practitioner confirming that you are not fit for work in relation to any period of sick leave (paid or unpaid) at your expense. We may also require you to provide a medical certificate within three calendar days in accordance with the Holidays Act 2003, in which case we would meet the reasonable cost of obtaining the medical certificate if required to do so under the Holidays Act 2003 and its amendments.
d)
Any unused sick leave will not be payable to you upon the termination of employment.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

e)
We may, at any time, and at our expense, require you to undergo a medical examination by a registered medical practitioner nominated by us, for purposes relevant to an assessment of risk, your job performance and/or fitness for work. You agree to provide us a copy of any medical report and you consent to the provision of your personal and medical information to us.

Bereavement Leave

a)
We will provide paid bereavement leave in accordance with the Holidays Act 2003 and its amendments. You will be entitled to take up to three days’ paid bereavement leave on the death of your spouse/partner, parent, child, brother or sister, grandparent, grandchild or spouse’s/partner’s parent, or if you (or your spouse) have a miscarriage or stillborn.
b)
You are also entitled to take up to one day’s paid bereavement leave on any other occasion where we are satisfied that you have suffered a bereavement. For this purpose, we will take into account:
(i)
the closeness of the association between you and the deceased person;
(ii)
whether you have to take significant responsibility for all or any of the arrangements for the ceremonies relating to the death; and
(iii)
any of your cultural responsibilities in relation to the death.
3.
Any unused bereavement leave will not be payable to you upon the termination of employment.
4.
Further information on holiday and leave entitlements under the Holidays Act 2003 is available from the Ministry of Business, Innovation and Employment (www.employment.govt.nz).

Conflict of Interest

a)
You are expected to devote your full time and energies to this position and for this reason, together with a need to protect our commercial interests, you will not be permitted to engage in any other business or outside activities (other than incidental investments which do not present any actual or potential conflict) without our prior written consent.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

b)
You may not enter into any contracts or business interest or engage in any work, service or activity, paid or unpaid, including any other employment, which in our opinion, competes or may compete with any part of our business, impinges upon or may impinge on, the proper and safe performance of your duties and responsibilities under this Agreement, or conflicts or may conflict in any way with our interests or your responsibilities to us, or reflects or may reflect adversely on our business or its reputation or public perception.
c)
During the course of your employment if you become aware of any actual or potential conflict of interest, you must immediately inform us, and provide us with all relevant information in a candid and accurate manner
d)
You agree that upon any request from us, you will disclose any other business interests that you have had prior to your employment, and/or have during your employment with us. Where we determine such a conflict does exist or is likely to exist, we may direct you to refrain from such activity and you will comply accordingly.
e)
You agree that the restrictions contained in this clause are necessary to ensure that you are able to properly perform your duties under this Agreement, to prevent a conflict of interest that cannot otherwise be managed, and/or protect our commercially sensitive information and intellectual property.
f)
Any breach of this clause may result in legal actions and disciplinary action, including the termination of employment without notice.

Confidentiality

a)
During the course of your employment with us, you may receive and handle knowledge and information relating to our business that is considered to be Confidential Information.
b)
In this Agreement, “Confidential Information” means any knowledge, data, information and material that are not already properly in the public domain and that you become aware of during the course of your employment with us (or our affiliates), and includes (but is not limited to):
(i)
all proprietary, financial, technical, industrial and commercially sensitive information concerning our (or our affiliates’) business, operations, activities, customers, suppliers or other persons with whom it deals (whether information is originally generated by you, us, or a third party);

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

(ii)
security arrangements, codes and passwords;
(iii)
formulations, processes, discoveries, technologies, inventions, specialised knowledge, customer lists, supplier and vendor lists, business records, project records, ideas, systems, reports, methods, manuals, procedures, protocols, forecasts, technology and techniques, correspondence, trade secrets, business plans, business strategies, intentions or practices of our (or our affiliates’) business (whether patentable or otherwise capable of protection at law);
(iv)
all other commercially sensitive or valuable information, whether or not made, developed and/or conceived by you during your employment;
(v)
all work product and Intellectual Property (defined below); and
(vi)
all other information that a reasonable person acting prudently would consider to be of a confidential or commercially sensitive nature.
c)
At all times, both during the term of this Agreement and after its termination, you shall (other than in the course of fulfilling your duties under this Agreement) hold all Confidential Information in confidence and shall not, either directly or indirectly:
(i)
use, remove, copy or disclose any Confidential Information other than to the extent necessary to carry out this Agreement, or as required by law to be disclosed;
(ii)
use, remove, disclose or copy any Confidential Information without our express approval;
(iii)
use, remove, copy or disclose any Confidential Information, or information gained through your employment, for your own benefit or for the benefit of any third party or organisation; or
(iv)
use or disclose, attempt to use or disclose, any Confidential Information in any manner, which may directly or indirectly injure or cause loss to our business or interests.
d)
At all times, you will use your best endeavors to prevent any intentional or unintentional disclosures (by any means) of Confidential Information to any other person or organization that is not authorized by us to receive the Confidential Information.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

e)
You must inform us immediately if you become aware of, or suspect that, any person is or may be misusing any Confidential Information or may be copying, disclosing or retaining any Confidential Information. You also agree to provide any necessary assistance to us, in the event that we take any action or proceedings against any person or entity for unauthorised use, copy, retention or disclosure of Confidential Information.
f)
On ceasing to be employed by us and at any time on our request, you will return all Confidential Information and all materials containing any Confidential Information in your possession, access or control, including but not limited to data, files, records, customer lists, price lists, tapes and disks, print-outs, any other reproductions, notebooks, documents and reports, and any items which relate to our business, or any of our subsidiaries or related companies or any joint venture or enterprise involving us, or our clients or suppliers.
g)
If you do not comply with any provisions in clause 12 (Conflict of Interest), clause 13 (Confidentiality) or clause 14 (Intellectual Property), you must indemnify us against all losses, liabilities, costs, claims, expenses, actions and demands which we may incur or suffer as a result of any failure to comply with these provisions, and/or in enforcing your obligations under any such provisions (including all legal costs that we may incur, on a solicitor-client basis).

Intellectual Property

a)
For the purpose of this Agreement, “Intellectual Property” includes, without limitation, all idea, concepts, discoveries, inventions, patents, designs, research, copyrights, moral rights, database rights, know-how, trademarks, business names, trade names, service marks, domain names, layout designs, test procedures, results, formulas, techniques, technology, products, data, trade secrets, Confidential Information (as defined above), software including, without limitation, source and object codes, and any similar rights in any part of the world, including any registration of such rights and applications for such registrations.
b)
You agree that:
(i)
all Intellectual Property is and shall remain the sole and exclusive property of Rocket Lab Limited, and that you do not have or acquire by reason of your employment, any right or interest arising from or relating to the Intellectual Property;

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

(ii)
any creation, improvements, modifications, variations or enhancements to the Intellectual Property created by you in the course of your employment (“New Intellectual Property”) shall be owned solely and exclusively by Rocket Lab Limited, and you hereby assign to Rocket Lab Limited any right, title and interest in and to the New Intellectual Property;
(iii)
you shall fully disclose and deliver to us all creations, or anticipated creations of any work, product, process, invention or New Intellectual Property as a result of, or in the course of your employment, whether they have commercial application or not;
(iv)
you shall immediately advise us (prior to executing this Agreement) of any Intellectual Property belonging to you or a third party which may be used in the course of your employment;
(v)
that Rocket Lab Limited shall have an irrevocable, royalty-free license to use any Intellectual Property belonging to you which you use in the course of your employment;
(vi)
nothing in this Agreement will be construed as granting you any interest in, licence to or right to use any Intellectual Property or New Intellectual Property for your own benefit or for the benefit of any third party or organisation;
(vii)
you have no right or entitlement of any nature in any Intellectual Property, New Intellectual Property or product of any kind that is produced, created, conceived, collated, developed or made by you in the course of your employment, or in connection with the Intellectual Property or New Intellectual Property;
(viii)
you agree to waive, and you will not enforce, any moral rights;
(ix)
damages will not be an adequate remedy for us in respect of any breach, disclosure or misappropriation of Confidential Information or infringement of Intellectual Property, and we may seek urgent relief (including injunctive and other equitable relief) in respect of any such matters (or threatened matters); and
c)
You shall, if required by us to give effect to this clause 14:
(i)
take such actions and execute such documents as may be reasonably necessary to give effect to this clause and to vest all Intellectual Property and all New Intellectual Property in us; and
(ii)
appoint us (or any person nominated by us) irrevocably and unconditionally as your attorney to take actions and complete and execute any such documents for and on your behalf;

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

d) For the purposes of this Agreement, Moral Rights means the following rights in respect of any Intellectual Property Rights:

(i)
the right of integrity of authorship (that is, not to have a work subjected to derogatory treatment);
(ii)
the right of attribution of authorship of a work; and
(iii)
the right not to have authorship of a work falsely attributed

(which are rights created by the Copyright Act 1994), and any other similar right capable of protection under the laws of any applicable jurisdiction.

e)
You:
(i)
acknowledge and agree that all Intellectual Property Rights will be the exclusive property of us;
(ii)
will immediately deliver to us full particulars concerning the realisation or creation arising from the development of any new Intellectual Property Rights;
(iii)
hereby assigns to us all right, title and interest which may be acquired by you in relation to the Intellectual Property Rights, so as to vest all right, title and interests in that Intellectual Property Rights in us absolutely;
(iv)
to the extent that we cannot obtain full title, right and interest in your Intellectual Property Rights, then you will hold the Intellectual Property Rights on trust for and account to us for the same;
(v)
whether during or after employment at the expense of us execute all documents and undertake all such acts, matters and things as may be reasonably necessary to obtain registration or other legal protection of the Intellectual Property Rights on behalf of us and to give effect to the assignment in the clauses above;
(vi)
do not have and will not have any claim (including, where applicable, any Moral Rights) over the Intellectual Property Rights and you will not challenge our ownership of the Intellectual Property Rights and acknowledge that you have no license to use the Intellectual Property Rights, except as necessary in the course of your employment, or as otherwise agreed in writing with us.
(vii)
will for the term of your employment, maintain dated, legible records of all work performed in the study, assessment or development of the Intellectual Property Rights. You acknowledge that all such records are our property;

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

(viii)
without limiting the terms of this Agreement, upon termination of this Agreement you must surrender and deliver up to us all passwords that may be necessary to access the records where the records are in electronic form;
(ix)
acknowledge that you may have Moral Rights;
(x)
in so far as you are able, hereby waives your Moral Rights irrevocably; and
(xi)
voluntarily and unconditionally consents to all or any other acts or missions by us, or persons authorized by us, which would otherwise infringe your Moral Rights.

Health and Safety

a)
It is your responsibility to ensure you work in a safe manner, and that no action or inaction on your part at work may cause harm to yourself or any other person. Any act or omission by you that potentially affects or endangers the health or safety of either you or any other person may result in disciplinary action, including the termination of your employment without notice.
b)
You agree to observe health and safety policies and procedures put in place by us at all times and to take all reasonable steps to ensure your own safety and the safety of others while at work.
c)
You must report any hazards (including undue stress), accidents (including any near miss) and injuries arising in employment to us as soon as possible.

Waiver and Severance

a)
No waiver of any breach of any term of this Agreement shall be effective unless that waiver is in writing and signed by the party against whom that waiver is claimed. No waiver of any breach shall be or deemed to be a waiver of any other or subsequent breach.
b)
If any term, clause or provision of this Agreement or the application thereof is or is deemed to be invalid or unlawful for any reason whatsoever, it shall not invalidate the validity or application of any other term, clause or provision, and shall be deemed severed from this Agreement without affecting the validity of the remainder of this Agreement.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Preferred Stock Exchange

We will offer you an exchange of your outstanding common stock of Rocket Lab USA, Inc. for preferred stock on terms to be outlined in the relevant document.

Termination of Employment

a)
Termination of Employment.

Either party may terminate this Agreement and your employment with or without Cause upon 3 months’ written notice.

b)
Termination for Cause.

In the event of a Termination for Cause (defined below) , we may terminate your employment without notice or payment in lieu of notice. “Cause” shall have the meaning contained in the Executive Severance Plan.

c)
Termination without Cause.

Any terminations without Cause shall be governed by the Executive Severance Plan. You will be entitled to compensation in accordance with the Executive Severance Plan as a Tier 1 Executive (as defined in the Executive Severance Plan), but only to the extent that the Executive Severance Plan is not inconsistent with any provisions contained in this Agreement. No redundancy (whether technical or otherwise) shall arise (and therefore no compensation for a termination without Cause under the Executive Severance Plan shall arise):

(i)
by reason of the sale, transfer, lease, amalgamation or succession of the whole or part of our business, where you are offered employment by the purchaser, transferee, lessee, amalgamated company or successor or us in the same or similar capacity (or any other capacity which you are willing to accept) on the same or similar terms and conditions of employment (or any terms and conditions which you are willing to accept); or
(ii)
by reason of an internal restructure resulting in the disestablishment of your position where you accept an offer of redeployment with us.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

d)
Termination for Good Reason

Any terminations for Good Reason (as defined in the Executive Severance Plan) shall be governed by the Executive Severance Plan.

e)
Disability

Any terminations on account of Disability (as defined in the Executive Severance Plan) shall be governed by the Executive Severance Plan. In the event of a Disability we may terminate your employment on six months’ notice to the extent required by applicable law.

f)
Company property

Within a reasonable period of time following your termination of employment for whatever reason and/or at any time on our request, you will immediately deliver to us all property and items, including any vehicles, devices, tools, inventory, documents, letters, papers, keys, laptops, mobile phones, all materials containing any Confidential Information or Intellectual Property, and all other material and equipment of every description (including copies of or extracts from the same) within your possession, access or control, relating to the business of or belonging to us or any of our subsidiaries or related companies or any joint venture or enterprise involving us.

Reserved.

Restraint of Trade

Except as set forth below, in the event of termination of this Agreement by either party, you agree that you will not for a period of 24 months from the date of termination of your employment provide services to, work for, carry on, be connected, employed or, engaged in, either directly or indirectly, alone or with any other person or persons, whether as principal, partner, agent, director, shareholder, employee, consultant, contractor, advisor, or otherwise in any capacity in any business which competes, or may compete, with our (or our affiliates’) in space launch technologies in the aerospace industry , which is carried out in New Zealand, without our prior express written consent; or

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

a)
either on your own account or on behalf of any other person, directly or indirectly, canvass, solicit, deal with, or attempt to solicit, serve or act for, in respect of work undertaken by us or our affiliates, any person, firm or corporation who or which is or has been our (or our affiliates’) client, customer or supplier at any time in the last 6 months immediately preceding the termination of this Agreement, and with whom you had any dealing or material contact, or for whom you were responsible during that 6 month period; or

either on your own account or on behalf of any other person, directly or indirectly, induce, solicit or approach, or endeavor to entice away, or encourage any other person to induce, solicit or approach, or endeavor to entice away, any person who was employed by the Employer (or its affiliates) at any time in the last 6 months before the termination of your employment. We shall, on your request, supply a list of names of the people to whom we consider this clause applies.

b)
either on your own account or on behalf of any other person, directly or indirectly, interfere with the supply of goods or services to us (or our affiliates), or induce to cease or decline to supply goods or services, any person, firm or corporation who or which is or has been a supplier or service provider of ours (or our affiliates) at any time in the last 6 months immediately preceding the termination of your employment.

The restrictions set forth in this Section 20 are not applicable in the event the Executive is terminated without Cause or if the Executive resigns for Good Reason, as those terms are defined in the Executive Severance Plan. Executive acknowledges that the value of the remuneration and benefits referred to in this Agreement include consideration for the Executive entering into this restraint, and is dependent upon the Executive giving the undertakings contained in this clause for the proper preservation of the goodwill in respect of our business, and the Executive acknowledges that in all the circumstances such undertakings are fair and reasonable.

Should this clause or any subclause within this clause be held invalid, illegal, or unenforceable in any respect for any reason, the remainder of the Agreement shall continue in force and have effect as if the invalid provision had been deleted.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Employment Relationship Problem
a)
The parties will seek to resolve any employment relationship problem privately in the first instance. If you think you have a problem, you must advise us of this as soon as possible in writing and let us know what you would like to be done about it, so that it can be resolved.
b)
If the employment relationship problem is a personal grievance, this must be raised with us within 90 days of the date on which the action alleged to amount to a personal grievance occurred or of you becoming aware of the action, whichever is the later. To raise a personal grievance that you were sexually harassed in your employment, you must raise the grievance with us within 12 months, from the time the alleged action occurred or came to your notice.
c)
If we cannot resolve the problem with you, either of us may seek assistance from the Ministry of Business, Innovation and Employment, which provides information and Mediation Service to help employers and employees resolve their problems. If a problem is not resolved between the parties or at mediation, either party may initiate legal proceedings at the Employment Relations Authority (Authority).
d)
If the employment problem relates to prohibited discrimination or sexual harassment, services available to resolve the problem include either application to the Authority for a personal grievance or a complaint under the Human Rights Act 1993, but not both.

Sale and Purchase of Business

a)
This clause applies in the event of a ‘restructuring’ (as defined in section 69OI of the Employment Relations Act) so that employees' work may be performed for a new employer.
b)
In this clause, restructuring, new employer and affected employee have the meanings given to them by the Employment Relations Act 2000 and its amendments.
c)
You give consent to us to disclose personal information to the new employer regarding your employment for the purposes of complying with our obligations under this clause.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

d)
We will adhere to the following process when negotiating with the new employer about the ‘restructuring’ (to the extent that it relates to you): -
(i)
We will negotiate with the new employer regarding the possible transfer of affected employees to the new employer.
(ii)
We will provide information about the terms and conditions of the affected employees to the new employer.
(iii)
We will provide information about the number of affected employees and their roles.
(iv)
We will discuss whether the affected employees’ employment will transfer to the new employer, and if so, whether this would be on the same terms and conditions of employment, or whether the new employer can offer alternative positions to affected employees.
(v)
We will alert the new employer to any questions or concerns that affected employees may have regarding the ‘restructuring’.
e)
Following negotiations with the new employer, if you are an affected employee and if you are not offered employment with the new employer the Executive Severance Plan shall apply.
f)
You are not obliged to accept any offer of employment made by the new employer. However, if you reject an offer of employment by the new employer, the Executive Severance Plan shall apply.

Terms of Acceptance
a)
I have read and I accept the terms and conditions of this Agreement (and any Schedules attached). Before signing this document, I was given a copy of it and advised of my right to seek independent advice about it, and I was given a reasonable opportunity to seek such advice. I fully understand the provisions of this Agreement and any Schedules, I did not rely on our skill, care or advice when entering into this Agreement, and I have not been induced to enter into this Agreement by oppressive means, undue influence or duress.
b)
I agree and acknowledge that we may from time to time introduce policies which I will be required to follow and comply with. I agree to ensure that I know these policies and observe them at all times, and I agree that we reserve the right to cancel or amend any of its policies at any time and to introduce new policies from time to time.
c)
This Agreement will be governed by the laws of New Zealand and the parties submit to the exclusive jurisdiction of the courts of NZ.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Signed by the Executive:

Signed: /s/ Sir Peter Beck

Date: December 3, 2024

Name: Sir Peter Beck

Signed on behalf of the Employer:

Signed: /s/ Adam Spice

Date: December 3, 2024

Name: Adam Spice

This Agreement has been pre-signed by Rocket Lab.

Any modifications to this form shall render void Rocket Lab’s signature and this Agreement.

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Rocket Lab Ltd.	P. +64 9 373 2721
PO Box 12956	rocketlabusa.com
Penrose, Auckland 1642
New Zealand

Schedule One

Name: Sir Peter Beck.

Effective Period: This employment agreement is for a full-time permanent position which will continue until your employment terminates in accordance with clause 18 of the Agreement.

Hours of work: As set forth in clause 2 of the Agreement.

Remuneration: Your Base Salary shall be as set forth in clause 4 of the Agreement.

Description of Duties: The CEO is primarily responsible for the day-to-day operations, management, business and affairs of the Company, Rocket Lab USA, Inc. and their affiliates, and for overseeing the execution of strategic plans and making key operational decisions on behalf of the Company, Rocket Lab USA, Inc. and their affiliates. The CEO shall also have the duties as may from time to time be prescribed by the Board.

Reporting Line: You shall report to the Board.

Restraint of Trade Duration: You shall comply with clause 20 for a period of 24 months post-employment.

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